Exhibit 10.3

SECURED PROMISSORY NOTE

Effective Date: December 19, 2019	U.S. $1,060,000.00

FOR VALUE RECEIVED, Future FinTech Group Inc., a Florida corporation (“Borrower”), promises to pay to Iliad Research and Trading, L.P., a Utah limited partnership, or its successors or assigns (“Lender”), $1,060,000.00 and any interest, fees, charges, and late fees accrued hereunder on the date that is twelve (12) months after the Purchase Price Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance (including all Tranches (as defined below)) at the rate of eight percent (8%) per annum from the Purchase Price Date until the same is paid in full. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. This Secured Promissory Note (this “Note”) is issued and made effective as of December 19, 2019 (the “Effective Date”). This Note is issued pursuant to that certain Note Purchase Agreement dated December 19, 2019, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Note carries an OID of $50,000.00. In addition, Borrower agrees to pay $10,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of this Note. The purchase price for this Note shall be $1,000,000.00 (the “Purchase Price”), computed as follows: $1,060,000.00 original principal balance, less the OID, less the Transaction Expense Amount. The Purchase Price shall be payable by delivery to Borrower at Closing of the Investor Note (as defined in the Purchase Agreement) and a wire transfer of immediately available funds in U.S. Dollars in the amount of the Initial Cash Purchase Price (as defined in the Purchase Agreement) to the account designated by Borrower.

1. Payment; Prepayment.

1.1. Payment. All payments owing hereunder shall be in lawful money of the United States of America as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. Notwithstanding the foregoing, Borrower shall have the right to prepay all or any portion of the Outstanding Balance. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to 125% multiplied by the portion of the Outstanding Balance Borrower elects to repay.

2. Security. This Note is secured by that certain Stock Pledge Agreement of even date herewith, as the same may be amended from time to time (the “Pledge Agreement”), executed by Mengyao Chen in favor of Lender, as more specifically set forth in the Pledge Agreement, all the terms and conditions of which are hereby incorporated into and made a part of this Note.

3. Borrower Redemptions. Beginning on the date that is six (6) months from the Purchase Price Date and at any time thereafter until this Note is paid in full, Lender shall have the right to redeem any portion of the Note (the amount of each exercise, the “Redemption Amount”) by providing written notice (each, a “Redemption Notice”) delivered to Borrower by facsimile, email, mail, overnight courier, or personal delivery. Upon receipt of any Redemption Notice, Borrower shall pay the applicable Redemption Amount in cash to Lender within three (3) Trading Days of Borrower’s receipt of such Redemption Notice.

4. Defaults and Remedies.

4.1. Defaults. The following are events of default under this Note (each, an “Event of Default”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) Borrower makes a general assignment for the benefit of creditors; (e) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against Borrower and such proceeding shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (g) Borrower or any pledgor, trustor, or guarantor of this Note defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower or such pledgor, trustor, or guarantor contained herein or in any other Transaction Document (as defined in the Purchase Agreement) in any material respect, other than those specifically set forth in this Section 4.1 and Section 4 of the Purchase Agreement; (h) any representation, warranty or other statement made or furnished by or on behalf of Borrower or any pledgor, trustor, or guarantor of this Note to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (i) the occurrence of a Fundamental Transaction without Lender’s prior written consent; (j) Borrower effectuates a reverse split of its Common Stock without twenty (20) Trading Days prior written notice to Lender; (k) other than as disclosed on Schedule 4.1(k), any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $500,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; (l) Borrower fails to be DWAC Eligible; (m) Borrower fails to observe or perform any covenant set forth in Section 4 of the Purchase Agreement (other than the covenant with respect to Restricted Issuances); (n) Borrower makes any Unapproved Restricted Issuance; or (o) Borrower, any affiliate of Borrower, or any pledgor, trustor, or guarantor of this Note breaches any covenant or other term or condition contained in any Other Agreements in any material respect. Notwithstanding the foregoing, the occurrence of any of the events described in Section 4.1(h) through (o) above shall not be considered to be an Event of Default if such event is cured within fifteen (15) Trading Days of the occurrence of such event.

4.2. Remedies. At any time and from time to time after Lender becomes aware of the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence but not declare the Outstanding Balance immediately due and payable, it shall be deemed to have waived the right to declare the Outstanding Balance immediately due and payable with respect to such Event of Default). Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b), (c), (d), (e) or (f) of Section 4.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. In the event more than one (1) Event of Default occurs hereunder, then at any time after the occurrence of the second (2nd) Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date that such written notice is delivered to Borrower at an interest rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted under applicable law (“Default Interest”). In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and following the expiration of any applicable cure periods enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

5. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset (except as set forth in Section 14 below), deduction or counterclaim of any kind. Borrower hereby waives any rights of offset (other than as set forth in Section 14 below) it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments called for herein in accordance with the terms of this Note.

6. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7. Approved Restricted Issuance. The Outstanding Balance will automatically be increased by five percent (5%) for each Approved Restricted Issuance made by Borrower (without the need for Lender to provide any notice to Borrower of such increase), which increase will be effective as of the date of each applicable Approved Restricted Issuance.

8. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel.

9. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

10. Arbitration of Disputes. By its issuance or acceptance of this Note, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

11. Cancellation. After repayment of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

12. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

13. Assignments. Neither party may assign this Note without the prior written consent of the other party; provided, however, that Lender may assign this Note to any of its affiliates or any trust where John M. Fife’s descendants are beneficiaries without Borrower’s consent.

14. Offset Rights. Notwithstanding anything to the contrary herein or in any of the other Transaction Documents, (a) the parties hereto acknowledge and agree that Lender maintains a right of offset pursuant to the terms of the Investor Note that, under certain circumstances, permits Lender to deduct amounts owed by Borrower under this Note from amounts otherwise owed by Lender under the Investor Note (the “Lender Offset Right”), and (b) at any time Borrower shall be entitled to deduct and offset any amount owed by the Lender under the Investor Note from any amount owed by Borrower under this Note (the “Borrower Offset Right”). In order to exercise the Borrower Offset Right, Borrower must deliver to Lender (a) a completed and signed Borrower Offset Right Notice in the form attached hereto as Exhibit A, (b) the original Investor Note being offset marked “cancelled” or, in the event the Investor Note has been lost, stolen or destroyed, a lost note affidavit in a form reasonably acceptable to Lender, and (c) a check payable to Lender in the amount of $250.00. In the event that Borrower’s exercise of the Borrower Offset Right results in the full satisfaction of Borrower’s obligations under this Note, Lender shall return the original Note to Borrower marked “cancelled” or, in the event this Note has been lost, stolen or destroyed, a lost note affidavit in a form reasonably acceptable to Borrower. For the avoidance of doubt, Borrower shall not incur any Prepayment Premium set forth in Section 1.2 hereof with respect to any portions of this Note that are satisfied by way of a Borrower Offset Right.

15. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

16. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

17. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

Future FinTech Group Inc.

By:
Name:
Title:

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

Iliad Research and Trading, L.P.

By: Iliad Management, LLC, its General Partner

By:	Fife Trading, Inc., its Manager

By:
John M. Fife, President

[Signature Page to Secured Promissory Note]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Approved Restricted Issuance” means a Restricted Issuance (as defined in the Purchase Agreement) for which Borrower received Lender’s written consent prior to the applicable issuance.

A2. “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Common Stock on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Stock prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Stock, the last closing bid price or last trade price, respectively, of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Common Stock as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Stock on such date shall be the fair market value as mutually determined by Lender and Borrower. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A3. “Default Effect” means multiplying the Outstanding Balance as of the date the applicable Event of Default occurred by (a) fifteen percent (15%) for each occurrence of any Major Default, (b) ten percent (10%) for each occurrence of an Unapproved Restricted Issuance Default, or (c) five percent (5%) for each occurrence of any Minor Default, and then adding the resulting product to the Outstanding Balance as of the date the applicable Event of Default occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Event of Default occurred; provided that the Default Effect may only be applied three (3) times hereunder with respect to Major Defaults and three (3) times hereunder with respect to Minor Defaults. There shall be no limit on the number of times the Default Effect may be applied with respect to Unapproved Restricted Issuance Defaults.

A4. “DTC” means the Depository Trust Company or any successor thereto.

A5. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A6. “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A7. “DWAC Eligible” means that (a) Borrower’s Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system; (b) Borrower has been approved (without revocation) by DTC’s underwriting department; (c) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program; (d) the Common Stock is otherwise eligible for delivery via DWAC; and (e) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Common Stock via DWAC.

Attachment 1 to Secured Promissory Note, Page 1

A8. “Fundamental Transaction” means that (a) (i) Borrower shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, other than the disposal by Borrower of its two wholly owned subsidiaries, SkyPeople Foods Holdings Limited (BVI) (“SkyPeople BVI”), Digital Online Marketing Limited (BVI) (“Digital Online”) or any subsidiaries of these two companies; or (iii) Borrower shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower’s Common Stock or reverse splits of its outstanding and authorized shares of Common Stock to meet Nasdaq listing requirements, or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower, other than Mr. Zeyao Xue or Mr. Yongke Xue.

A9. “Major Default” means any Event of Default occurring under Sections 4.1(a) or 4.1(m).

A10. “Mandatory Default Amount” means the Outstanding Balance following the application of the Default Effect.

A11. “Market Capitalization” means a number equal to (a) the average VWAP of the Common Stock for the immediately preceding fifteen (15) Trading Days, multiplied by (b) the aggregate number of outstanding shares of Common Stock as reported on Borrower’s most recently filed Form 10-Q or Form 10-K.

A12. “Minor Default” means any Event of Default that is not a Major Default or an Unapproved Restricted Issuance Default.

A13. “OID” means an original issue discount.

A14. “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower’s ongoing business operations.

A15. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, offset, or otherwise, plus the OID, the Transaction Expense Amount, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes, and any other fees or charges incurred under this Note.

A16. “Purchase Price Date” means the date the Purchase Price is delivered by Lender to Borrower.

A17. “Trading Day” means any day on which the NASDAQ Stock Market (or such other principal market for the Common Stock) is open for trading.

A18. “Unapproved Restricted Issuance” means a Restricted Issuance for which Borrower did not receive Lender’s written consent prior to the applicable issuance.

A19. “Unapproved Restricted Issuance Default” means an Event of Default occurring under Section 4.1(n) of this Note.

A20. “VWAP” means the volume weighted average price of the Common Stock on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

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Attachment 1 to Secured Promissory Note, Page 2

EXHIBIT A

Future FinTech Group Inc.

23F, China Development Bank Tower

No. 2, Gaoxin 1st Road

Xi'an, China 710075

Iliad Research and Trading, L.P.	Date: _____________

Attn: John Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

NOTICE OF EXERCISE

OF BORROWER OFFSET RIGHT

The above-captioned Borrower hereby gives notice to Iliad Research and Trading, L.P., a Utah limited partnership (the “Lender”), pursuant to that certain Secured Promissory Note made by Borrower in favor of Lender on December 19, 2019 (the “Note”), of Borrower’s election to exercise the Borrower Offset Right as set forth below. In the event of a conflict between this Notice of Exercise of Borrower Offset Right and the Note, the Note shall govern. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Effective Date of Offset:	____________, 201_
B.	Amount of Investor Note Offset:	____________

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Notice of Exercise of Borrower Offset Right and such Transaction Documents.

Sincerely,

Borrower:

Future FinTech Group Inc.

By:
Name:
Title:

Exhibit A to Secured Promissory Note, Page 1

SCHEDULE 4.1(k)

See attached.